EXHIBIT 99.1


Investor Contact:         Media Contact:
Ken Jones                 David Reno/Jim Barron/Stephanie Pillersdorf
Liberty Corporation       Citigate Sard Verbinnen
864-609-3496              212-687-8080


              LIBERTY CORPORATION TO FOCUS ON EMERGING NEW MEDIA,
          DIGITAL SPECTRUM AND CORE TELEVISION OPPORTUNITIES AVAILABLE
                  THROUGH ITS COSMOS BROADCASTING SUBSIDIARY

To Sell Insurance Subsidiaries For Total of $650 Million To Royal Bank Of Canada

        Cosmos Signs Letter Of Intent To Merge With Civic Communications
                          In $204 Million Transaction

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     GREENVILLE, SC, June 19, 2000 - The Liberty Corp. (NYSE: LC) today announced it will exit the insurance business and focus on aggressively expanding its core broadcasting business and the new media/digital opportunities associated with broadcasting. Liberty has reached a definitive agreement to sell its insurance operations to Royal Bank of Canada (TSE, NYSE:
RY) for a total of $650 million, consisting of a dividend from Liberty Life of up to $70 million and the balance in cash from Royal Bank of Canada. Liberty also announced it has signed a letter of intent to merge its Cosmos Broadcasting subsidiary with Jackson, Mississippi based Civic Communications, under which Liberty will pay Civic $204 million in cash. The Civic transaction brings the total number of television stations owned by Cosmos to 15 and positions the combined company to compete effectively in a rapidly consolidating industry.

     Liberty's insurance operations include Liberty Life Insurance Company, a provider of individual life, accident and health insurance and Liberty Insurance Services Corporation, one of the nation's largest life insurance third-party administrators. It is Royal Bank's intention to use the Liberty insurance operations to expand its presence in the U.S. The transaction is subject to regulatory approval and other customary conditions and is expected to close by September 30, 2000.

     As part of the merger with Civic, Cosmos will add WLBT-TV, the NBC affiliate in Jackson, MS, KLTV-TV, the ABC affiliate in Tyler, TX and KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX. All three stations are rated number one in local news in their respective markets. The transaction is subject to regulatory approval and other customary conditions and is expected to close in the fourth quarter of 2000. Frank Melton, Principal Owner and President of


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Civic Communications, will join the Liberty Board of Directors, and all current management of Civic's television stations will continue in their present roles.

     Commenting on the transactions, Hayne Hipp, President of Liberty, said, "The sale of the insurance operations will allow Liberty to focus its capital and expertise on the emerging Internet, e-commerce, digital spectrum and other synergistic businesses available through our broadcasting subsidiary. Our twelve existing network-affiliated stations hold strong positions in growing markets and generate more revenue and cash flow than their peers in similar-sized markets. The addition of Civic's three stations, each of which has superior management and a special relationship with its viewers and advertisers, will add significantly to our cash flow. In addition, our transformation into a pure-play broadcasting and new media business will make it easier for the investment community to evaluate and follow our company."

     Hipp continued, "Going forward, Cosmos will enjoy a strong balance sheet. We plan to opportunistically acquire additional network-affiliated television stations and will continue to develop supporting businesses, like our cable advertising sales and direct mail coupon operations. The growth opportunities in broadcast related new media and digital spectrum businesses are especially exciting. Our investment in, and operational partnership with WorldNow, an Internet company which provides media entities with complete solutions for building Internet businesses, and iBlast, a consortium offering wireless data distribution through the broadcast spectrum, positions us well on these emerging platforms. We believe the Cosmos of the future will use multiple platforms to provide rich local content to its viewers, users and subscribers, as well as the most efficient reach and demographics to its advertisers."

     Hipp concluded, "As a result of the sale of our insurance operations, our employees and community will continue to benefit from a strengthened company that will serve as a platform for U.S. expansion by Royal Bank. Royal Bank shares our concern for people and the communities in which we operate, and we are confident that they will serve our customers well. The management at both Liberty Life and LIS posses extensive skills, experience and relationships, and they will all continue in their present roles."

     Liberty expects to realize approximately $500 million in after tax proceeds from the insurance sale, with the funds to be used to repay existing debt and fund the Civic transaction. After the completion of the transactions, Liberty will have, on a pro forma basis, approximately $650 million in assets with no substantial debt. Reflecting the transactions announced today and the February, 2000 acquisition of KCBD-TV, pro forma 1999 net revenues were $196 million with earnings before interest, taxes, depreciation and amortization (EBITDA) of $80 million. Liberty expects to continue to pay its regular shareholder dividend, which is currently 22 cents per quarter on common shares. The broadcasting-focused company will retain a significant presence in Greenville and employ approximately 1,500 people across the country.

     A major group broadcaster, Liberty's Cosmos subsidiary currently owns twelve network-affiliated television stations, including seven NBC affiliates (WALB-TV, Albany, Ga.; KCBD-TV, Lubbock, Tx.; WAVE-TV, Louisville, Ky.; WIS-TV, Columbia, S.C.; WSFA-TV, Montgomery, Ala.; WFIE-TV, Evansville, Ind.; and KPLC-TV, Lake Charles, La.); three ABC affiliates (KAIT-TV, Jonesboro, Ark., WLOX-TV, Biloxi, Miss., and WWAY-TV, Wilmington, N.C.); and two CBS affiliates (KGTB-TV, Harlingen, Texas, and WTOL-TV, Toledo, Ohio). Cosmos also owns CableVantage Inc., a cable advertising sales subsidiary; Take Ten productions, a video production facility; Broadcast Merchandising Company, a professional broadcast equipment dealership, and SuperCoups USA, a direct mail coupon business serving small business owners in markets throughout the Southeast.

About Liberty Corporation
The Liberty Corporation is a holding company with operations in insurance and broadcasting. Annual revenues in 1999 were $556 million. The company is headquartered in Greenville, S.C.

About RBC Insurance and Royal Bank of Canada
RBC Insurance is one of Canada's leading insurance providers, bringing travel, life and health, creditor, home, auto and reinsurance products to more than two million customers.

Royal Bank of Canada (RY) is a diversified global financial services group and a leading provider of personal and commercial banking, investment and trust services, insurance, corporate and investment banking, on-line banking and transaction-based services including custody. The group's main business units include Royal Bank, RBC Dominion Securities, Royal Investment Services, RBC Insurance and Global Integrated Solutions. The group has 49,000 employees who serve 10 million personal, business and public sector customers in 30 countries. For more information, visit Royal Bank's Web site at www.royalbank.com.

About Civic Communications
Based in Jackson, Mississippi, Civic Communications owns three leading television stations: WLBT-TV, the NBC affiliate in Jackson, MS, KLTV-TV, the ABC affiliate in Tyler, TX and KTRE-TV, the satellite affiliate of KLTV in Lufkin, TX. All three stations are rated number one in local news in their respective markets.
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Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information contained herein or in any other written or oral statements made by, or on behalf of the Company, is or may be viewed as forward looking. The words "expect," "believe," "anticipate" or similar expressions identify forward-looking statements. Although the Company has used appropriate care in developing any such forward looking information, forward looking information involves risks and uncertainties that could significantly impact actual results. These risks and uncertainties include, but are not limited to, the following: changes in national and local markets for television advertising; changes in general economic conditions, including the performance of financial markets and interest rates; competitive, regulatory, or tax changes that affect the cost of or demand for the Company's products; and adverse litigation results. The Company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future developments, or otherwise.